EMCEE BROADCAST PRODUCTS, INC.

                              P.O. Box 68
                   White Haven, Pennsylvania 18661-0068

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON
                           AUGUST 26, 1996

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of EMCEE Broadcast Products, Inc. will be held at the Pocono Ramada Inn, Route 940, White Haven, Carbon County, Pennsylvania, on August 26, 1996 at 11:00 A.M., E.D.S.T., for the purpose of considering and acting upon the following:

1. The election of a Board of Directors;

2. The approval of a proposal to amend the Company's Certificate of Incorporation by deleting Article "TWELFTH" therefrom, which requires the affirmative vote of not less than 80% of the outstanding voting shares of the Company to authorize certain corporate action;

3. The approval of a proposal to adopt the 1996 EMCEE Broadcast
Products Stock Option Plan, a copy of which is attached as Appendix A to the Proxy Statement;

4. The ratification of the appointment of Kronick Kalada Berdy &
Co. as independent auditors to audit the financial statements of the Company for fiscal year 1997; and

5. Such other business as may properly come before the Annual
Meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on July
15,1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Martin D. Cohn,
Secretary

White Haven, Pennsylvania
July 29, 1996

                   YOUR VOTE IS IMPORTANT
                   ----------------------

The Board of Directors considers the vote of each stockholder to be important, regardless of the number of shares held. You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual

Meeting. The giving of your proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                    PROXY STATEMENT
                    ---------------
This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of EMCEE Broadcast Products, Inc. (the "COMPANY"), for use at the Annual Meeting of Stockholders of the Company to be held on August 26, 1996, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. It is intended that this Proxy Statement and the enclosed proxy will be first sent to stockholders on or about July 29, 1996.

Proxies in the accompanying form, which are duly executed and returned pursuant to this solicitation, will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy has the power to revoke it by notice to the Secretary at any time before it is exercised. A later dated proxy will revoke an earlier proxy, and stockholders who attend the Annual Meeting may, if they wish, vote in person even though they may have submitted a proxy, in which event the proxy will be deemed to have been revoked.

The Company will pay all expenses connected with this solicitation of proxies. In addition to solicitations by mail, officers, directors and regular employees of the Company may, without additional compensation, solicit proxies on behalf of the Company in person or by telephone. The Company also expects to reimburse its transfer agent, Harris Trust and Savings Bank, for its reasonable out-of-pocket expenses in forwarding proxy materials to stockholders.

In addition, the Company has engaged Proxy Services, Inc. ("PROXY SERVICES") to assist in the solicitation of proxies. Proxy Services has advised the Company that its services will include forwarding proxy materials to brokers, banks and other institutions and, thereafter, contacting them by telephone to assure that such proxy materials have been received. Proxy Services' aggregate fee of $1,000 for these services and its out-of-pocket expenses will be paid by the Company.
The Company has only one class of capital stock, which is common stock ("COMPANY STOCK"). Only stockholders of record at the close of business on July 15, 1996, are entitled to vote at the Annual Meeting. On that date there were 4,156,935 shares of Company Stock issued and outstanding, with an additional 210,579 shares held as treasury stock. Stockholders are entitled to one vote for each share of Company Stock held on all matters to be considered and acted upon at the Annual Meeting and do not have cumulative voting rights in the election of directors.

The Annual Report to Stockholders for fiscal year ended March 31, 1996, which includes audited, consolidated financial statements, is being mailed herewith to all stockholders of record as of the close of business on July 15, 1996. The Board urges every stockholder to carefully review the Annual Report to Stockholders and this Proxy Statement.

               BENEFICIAL OWNERSHIP OF STOCK
               ----------------------------
Under the proxy rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered as a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares.

Management

The following table provides information, as of July 15, 1996, on the beneficial ownership of Company Stock held by all directors and the President/CEO (by naming them), and by all directors and executive officers as a group (without naming them), as reported by each such person.

                         AMOUNT AND NATURE
NAME OF                  OF BENEFICIAL       PERCENTAGE
BENEFICIAL OWNER         OWNERSHIP           OF CLASS
- ----------------------------------------------------------
James L. DeStefano        59,510(1)(2)          1.43%

Joe B. Hassoun            14,694(1)(2)less than 1.00%

Michael J. Leib            3,452      less than 1.00%

Richard J. Nardone         - 0 -                   0%

Evagelia R. Rogiokos     120,836(3)             2.91%

Leonard S. Teven          29,369(1)   less than 1.00%

All directors and
executive officers
as a group               274,817(1)             6.61%

(1) Includes shares which may be acquired within 60 days upon the exercise of outstanding stock options granted under the Company's 1985 and 1988 Stock Option Plan: Mr. DeStefano, 13,334 shares; Mr. Hassoun, 7,583 shares; Mr. Teven, 7,583 shares; and all directors and executive officers as a group, 31,467 shares.

(2) Includes shares registered jointly with spouse.

(3) Includes 510 shares held in 6 custodial accounts, although Mrs. Rogiokos disclaims beneficial ownership of these shares, and 39,715 shares held in the name of the Estate of Mrs. Rogiokos' late husband, Rigas Rogiokos, over which she has voting and investment power.

Other Beneficial Owners

The following table provides information, as of July 15, 1996, on the beneficial ownership of more than five percent of Company
Stock held by persons who are not directors or executive officers:

                                  AMOUNT AND NATURE
NAME AND ADDRESS OF               OF BENEFICIAL     PERCENTAGE
BENEFICIAL OWNER                  OWNERSHIP         OF CLASS
- ---------------------------------------------------------------
Cellular Financial Services, Inc. 233,600           5.62%
P.O. Box 2688
Crossville, TN  38557(1)

Estate of Shirley Chalmers        344,970           8.30%
c/o Burton T. Witt, Esquire
Suite 3900
One North LaSalle Street
Chicago, IL 60602 (2)

Kennedy Capital Management, Inc.  225,000           5.41%
424 North New Ballas Road
St. Louis, MO 63141-6821(3)

(1) Information obtained from a Schedule 13D filed with the SEC on November 13, 1991.

(2) Information obtained from an amended Schedule 13D filed with the SEC on June 7, 1996. According to the amended Schedule 13D, the Executor, Burton T. Witt, has sole voting power and shares dispositive power with Martin D. Cohn with respect to these shares. The amended 13D also discloses that the beneficiary with respect to these shares is the Weizmann Institute of Science.

(3)Information obtained from a Schedule 13G filed with the SEC on or about February 8, 1996. The 13G indicates that Kennedy Capital
Management, Inc. shares voting and dispositive power with discretionary accounts with respect to these shares.

                         ELECTION OF DIRECTORS
                         ---------------------
Nominees

The following information concerns nominees to the Board of Directors. Unless authority to so vote is withheld, it is intended that proxies solicited hereby will be voted for the election of the six nominees named in the table below. Those elected will serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

                                  POSITIONS/OFFICES WITH COMPANY;
                                  BUSINESS EXPERIENCE; OTHER
NOMINEE         DIRECTOR SINCE    DIRECTORSHIPS; AND AGE
- -----------------------------------------------------------------
James L. DeStefano     1992      President/CEO of the Company
                                 since June, 1992; Vice
                                 President of Comark
                                 Communications,
                                 Inc. (high power TV broadcast
                                 equipment manufacturer)
                                 from prior to 1991 to June,
                                 1992; Age 51.

Joe B. Hassoun           1991    Independent computer consultant
                                 since prior to 1991; Since
                                 April, 1995, President
                                 of Infotronic Systems,
                                 Inc. (computer consulting
                                 company and developer of
                                 computer software
                                 Applications); Age 38.

Michael J. Leib         1995     Chief Executive Officer of
                                 Weatherly Casting and Machine
                                 Company (foundry and
                                 manufacturer of mining
                                 and power generation
                                 related equipment)
                                 since prior to 1991;
                                 Director of First Federal
                                 Savings & Loan Association
                                 of Hazleton and Vibra-Tech
                                 Engineers, Inc.; Age 47.

Richard J. Nardone      1995     President of IMG Management
                                 Services Corporation (human
                                 resource consulting business)
                                 and Director of Plastic
                                 Companies Enterprises (plastics
                                 manufacturer) since prior
                                 to 1991; Age 44.

Evagelia R. Rogiokos    1992     Private investor since
                                 prior to 1991; Age 55.


Leonard S. Teven        1985     President of Target
                                 Communications, Inc.
                                 (advertising company) since
                                 prior to 1991; Age 60.

All of the nominees to be elected at the Annual Meeting are currently directors of the Company and, with the exception of Mr. Nardone, were elected by vote of the stockholders. In accordance with the Company's by-laws, Mr. Nardone was elected a director by the Board of Directors on November 13, 1995.

The Company's by-laws provide for a minimum of three and a maximum of ten directors. Proxies cannot be voted for a greater number of persons than those nominated. In the event any nominee would become unable to serve as a director, the persons named in the proxy will vote for such substitute nominee, if any, which the Board of Directors may designate.
Vote Required

Only affirmative votes are counted in the election of directors. The six nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors by the holders of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, will be elected as directors.
The Board of Directors recommends that you vote "FOR" the six nominees.

Board Meetings; Compensation of Directors

During fiscal year 1996, the Board of Directors met four times. Each director attended all of those meetings held during the period for which he served as a director, as well as all of the meetings held by each standing committee on which he served during the periods in which he served.

Each member of the Board of Directors, with the exception of the President/CEO, was entitled to and received $2,500 for each Board Meeting attended during fiscal year 1996. The Company also pays all travel, accommodation and related expenses which are incurred by Board members in attending Board meetings. There is no additional compensation paid to Board members when they sit as members of a standing committee.

Members of the Board of Directors are also eligible to participate in and receive stock options under the Company's 1988 Stock Option Plan. Stock options under the 1988 Stock Option Plan are also available to officers and certain other employees of the Company, and are granted under the provisions of the Plan in the discretion of the Board of Directors or a committee thereof. Board Committees

The Board of Directors has standing audit, compensation and nominating committees. Each committee meets at least once a year. During fiscal year 1996, the Nominating Committee and the Compensation Committee met once, and the Audit Committee met twice. On March 4, 1996, the Board also established a Stock Option Committee, which did not meet during fiscal year 1996.

Richard J. Nardone (Chairman), Michael J. Leib, Leonard S. Teven, Evagelia Rogiokos and Joe B. Hassoun are the members of the Audit Committee. The Audit Committee's function includes, but is not limited to, reviewing the scope of the audit program to assure that audit coverage and controls are satisfactory, and reviewing the Company's financial statements with representatives of the independent auditors.

All of the directors (Mr. Leib : Chairman) are members of the Compensation Committee, except that the President/CEO may not serve or vote on matters regarding his compensation as an officer of the Company. The Compensation Committee determines the compensation for all officers.

Mr. Hassoun (Chairman), Mr. Leib, Mrs. Rogiokos, Mr. Teven and Mr. Nardone are members of the Nominating Committee. The Nominating Committee is responsible for nominating persons to serve on the Board of Directors of the Company and considers nominees for Board membership recommended by stockholders if made in the manner and within the period of time required below for the submission of stockholder proposals. The Nominating Committee is empowered to determine the type of supporting information and data required to be submitted with any nomination.

James L. DeStefano (Chairman) and Mrs. Rogiokos are members of the Stock Option Committee. The Stock Option Committee may be responsible for administering any or all of the Company's Stock
Option Plans.

             IDENTIFICATION OF EXECUTIVE OFFICERS
             ------------------------------------

As of July 15, 1996, the following individuals served as executive officers of the Company. All such officers, subject to the provisions of the by-laws of the Company, serve one year terms of office and are elected by the Board of Directors at a meeting thereof held immediately following the Annual Meeting of Stockholders.

                     POSITIONS/OFFICES WITH
   NAME              COMPANY; BUSINESS EXPERIENCE; AND AGE
- -----------------------------------------------------------
Martin D. Cohn     Secretary of the Company and attorney
                   at law since prior to 1991;
                   Director and Secretary of Vibra-Tech
                   Engineers, Inc.; Chairman of the
                   Board of Blue Cross of Northeastern
                   Pennsylvania; Age 70.

James L. DeStefano See nominee table above.

Allan J. Harding   Vice President-Finance of the
                   Company since 1992; Controller
                   of the Company, 1991-1992;
                   Controller of Stroud's, Inc.
                   (consumer retail business)
                   since prior to 1991; Age 60.

Robert G. Nash     Vice President/Director of
                   Engineering of the Company since
                   1985; Age 49.

John Saul          Vice President/Director of
                   Systems Engineering of the
                   Company since 1985; Age 54.

Perry Spooner      Vice President-International
                   Sales of the Company since June,
                   1995; Vice President/Director of
                   International Systems Engineering
                   of the Company from 1985 to 1995;
                   Age 54.

Compensation of Executive Officers

The following table sets forth information concerning the annual, long term and other compensation of the person holding the position of President/CEO of the Company as of the end of fiscal year 1996, for services rendered in all capacities to the Company for fiscal years 1994, 1995 and 1996. Information is not required as to the compensation of the Company's next four highest paid executive officers because the total salary and bonus earned by each such executive officer during fiscal year 1996 did not exceed $100,000.

                   SUMMARY COMPENSATION TABLE

                      Annual Compensation
                      -------------------


Name and          Fiscal                        Other Annual
Principal          Year    Salary       Bonus   Compensation
Position                     ($)         ($)      ($)
- ------------------------------------------------------------
James L. DeStefano,1996   $124,954     $25,000   -------
President/CEO      1995   $118,031     $30,000   -------
                   1994   $107,956     $ 5,000   -------

                      Long Term Compensation
                      ----------------------
         Awards                            Payouts
         ------                             -------

      Restricted   Options   LTIP       All other
      stock awards   (#)     Payouts    compensation
          ($)                  ($)         ($)
- --------------------------------------------------------------

1996    ------      ------      ------     $12,130 (2)
1995    ------      20,000 (1)  ------     $10,273 (2)
1994    ------      ------      ------     $11,262 (2)

(1) Represents the number of shares for which a stock option was granted in June, 1994, under the Company's 1988 Stock Option
Plan. No stock appreciation rights (SARs) were granted in conjunction with this stock option.

(2) Represents amounts paid by the Company for hospitalization and dental coverage ($4,616 in fy 1994; $3,627 in fy 1995; and $5,502 in fy 1996 ), life insurance premiums ($594 in fy's 1994 and 1995; and $576 in fy 1996), and lease payments for Company vehicle utilized ($6,052 in fy's 1994,1995 and 1996).

Stock Option Grants

There were no stock options granted to the person named in the Summary Compensation Table above during fiscal year 1996.
Accordingly, the Option Grants Table has been omitted from this Proxy Statement.

Option Exercises and Values

The following table sets forth, as to the person named in the Summary Compensation Table above, information with respect to shares acquired through the exercise of stock options and the number of shares (and their values) covered by unexercised stock options held at the end of fiscal year 1996. There are no SARs available with these stock options.

           AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                   AND FISCAL YEAR-END OPTION VALUES

                                  NUMBER OF       VALUE OF
                                  UNEXERCISED     IN-THE-MONEY
                                  OPTIONS         OPTIONS
                                  AT FY           AT FY
          SHARES
          ACQUIRED ON  VALUE      EXERCISABLE/    EXERCISABLE/
NAME      EXERCISE(#)  REALIZED($)UNEXERCISABLE   UNEXERCISABLE
- ---------------------------------------------------------------

James L.
DeStefano,                         13,334/        $90,005/
President/CEO 5,000    $31,250(1)  6,666          $44,496(2)

(1) Based on the NASDAQ Stock Market closing bid price on the exercise date.

(2) Based on the NASDAQ Stock Market closing bid price on March
29, 1996.

Pension Plans, Long Term Incentive
Plans and Option/SAR Repricing

The Company does not have a pension or other defined benefit or actuarial retirement plan for its directors, officers or employees, nor does it have in place any long-term incentive plans. In addition, no action was taken in fiscal year 1996 to lower the exercise price of an option or SAR.

Employment Contracts and Termination of
Employment and Change-In-Control Arrangements

The Company has entered into a Change in Control Agreement with Mr. DeStefano, the person who is named in the Summary Compensation Table above. The Agreement is for a term of 5 years from December 28, 1995. Generally, change in control benefits accrue to Mr. DeStefano under the Agreement if (1) his employment with the Company is terminated, or (2) he experiences a decrease in his compensation of 3% or more or (3) he is required to relocate his place of employment outside of a 50 mile radius of White Haven, Pennsylvania, at any time within a 24-month period following a "change in control" of the Company, which is specifically defined in the Agreement. Subject to certain limitations and restrictions set forth in the Agreement, the maximum change in control benefit Mr. DeStefano would be entitled to receive thereunder would be two times his average aggregate compensation -- which includes all monetary compensation plus the monetary value of any perquisite or fringe benefit (excluding stock options and restricted stock awards) not available to all other full time Company employees on substantially the same terms and conditions -- for the two years immediately preceding the accrual of the change in control benefit. The Agreement also restricts Mr. DeStefano's right to compete against the Company and his disclosure of confidential or proprietary Company information.

PROPOSAL TO APPROVE AMENDMENT TO THE CERTIFICATE OF INCORPORATION
- -----------------------------------------------------------------

Proposal

The Company is proposing to amend its Certificate of Incorporation by deleting Article "TWELFTH" therefrom. Article
TWELFTH, as currently set forth in the Certificate of Incorporation, is as follows:

"ARTICLE TWELFTH: Except as set forth in (d) below, the affirmative vote of the holders of not less than 80% of the outstanding shares of the Corporation entitled to vote at an election of directors shall be required to authorize any of the following items of business:

(a) any merger or consolidation of the Corporation into or with any other corporation;

(b) any sale, lease, exchange, or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or entity;

  any purchase, lease or acquisition by the Corporation of any of its subsidiaries of any assets or securities of the Corporation or any of its subsidiaries; or

(d) any amendment of the Certificate of Incorporation which changes the percentage of votes of shareholders required for the transaction of any business or of any specified item of business, including, without limitation, amendments to the Certificate of Incorporation, unless such item of business has been authorized by a majority of the entire Board of Directors of the Corporation, in which latter event the approval of the holders of not less than a majority of the shares of the Corporation present and entitled to vote at a meeting of shareholder called for that purpose shall be required to authorize any of the transactions set forth in clauses (a), (b) or (d) hereof and no such approval of shareholders shall be required to authorize any of the transactions set forth in clause (c) hereof."

Discussion

The Company's management believes that Article TWELFTH, in its present form, is unduly cumbersome and not in keeping with the general corporate principal of majority rule. The Company's management further believes that the super majority vote requirement of this Article, as it relates to specific fundamental corporate changes, may unreasonably interfere with the taking of action which is in the Company's best interests and could, in any event, be circumvented by third parties. It is relevant to note that the provisions of this Article have never been invoked since its adoption in 1982. It is also relevant to note that the proposed amendment to delete Article TWELFTH was passed unanimously by the full Board of Directors of the Company.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary to approve the proposed amendment. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote, or a broker non-vote, has the same legal effect as a vote "Against" the matter.

The Board of Directors recommends that you vote "FOR" the proposed amendment. Unless otherwise directed therein, the proxies solicited hereby will be voted for the proposed amendment to the Certificate of Incorporation.

 PROPOSAL TO APPROVE THE ADOPTION OF THE 1996 STOCK OPTION PLAN
 --------------------------------------------------------------

Proposal

On June 3, 1996, the Board of Directors adopted, subject to stockholder approval, the 1996 EMCEE Broadcast Products Stock
Option Plan (the "PLAN"). A copy of the Plan is set forth in its entirety on Appendix A, which is attached hereto.
Discussion

All directors, officers and key management employees of the Company or any of its subsidiaries are eligible to receive stock options under the Plan.

The Plan was adopted by the Board to advance the interests of the Company and its shareholders by affording eligible participants the opportunity to become owners, or to increase their ownership of, Company Stock, and to motivate and retain such individuals, upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends, as well as to attract highly competent individuals to become directors, officers and key management employees of the Company and its subsidiaries.

The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan on Appendix A hereto.

The Plan will be administered from time to time by the Board of Directors or a designated committee of the Board. If the administering body is a committee of the Board, all members thereof must be non-employee directors. The administering body is entrusted with, among other things, determining the times when options will be granted, choosing those individuals to whom options will be granted and the number of shares subject to each such grant.

The maximum number of shares of Company Stock available for options under the Plan, subject to certain antidilution and enlargement provisions, may not exceed 100,000. The price per share of Company Stock subject to each option shall be its "fair market value" (as defined in the Plan) on the date the administering body grants the option. The Company Stock subject to each option will be registered under applicable federal and state securities laws at or prior to the time the option may be exercised, which may not occur until at least two years have lapsed from the date the option was granted.

Each stock option granted under the Plan will be evidenced by a Stock Option Agreement in form and content approved from time to time by the administering body. The administering body is also empowered to fix the expiration date of each option, which may in no event exceed ten years from the date it was granted.

No option is transferable or assignable other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" (as defined in the Plan). The Plan also provides for a 30-day option exercise period for optionees whose employment or directorship ends with the Company while an option remains available (if the optionee's Stock Option Agreement does not otherwise provide), as well as a 180-calendar day expiration date with respect to options which are outstanding when an optionee dies.

Subject to the provisions of the Plan governing the earlier termination thereof, the Plan will end and terminate on August 25, 2006, at 5:00 P.M. However, the term of a stock option may extend beyond the Plan termination date if it was granted prior thereto.

New Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to eligible Plan participants or which would have been received by or allocated to them during fiscal year 1996 if the Plan had been in effect. Therefore, the New Plan Benefits Table otherwise required by the proxy rules has been omitted from this Proxy Statement.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted under the Plan and the exercise of those options by optionees. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance or a professional tax opinion to eligible participants or future optionees of the Plan.

The grant of an option will create no tax consequences for the optionee or the Company. Upon exercise of an option, the optionee must generally recognize ordinary income equal to the fair market value of the Company Stock acquired on the date of exercise minus the exercise price, and the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the optionee (the exercise of an option will also cause payroll taxes to be payable). A disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the optionee's tax basis (such basis is generally the exercise price plus the amount recognized as ordinary income) in such shares. Generally, there will be no tax consequences to the Company in connection with the disposition of option shares.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary to approve the adoption of the Plan. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote, or a broker non-vote, has the same legal effect as a vote "Against" the matter.

The Board of Directors recommends that you vote "FOR" the approval of the adoption of the Plan. Unless otherwise directed therein, the proxies solicited hereby will be voted for the approval of the adoption of the Plan.

            RATIFICATION OF APPOINTMENT OF AUDITORS
            ---------------------------------------

The Board of Directors has appointed Kronick Kalada Berdy & Co.
as independent auditors to audit the financial statements of the Company for fiscal year 1997.

A representative of Kronick Kalada Berdy & Co. is expected to be present at the Annual Meeting and will be accorded the opportunity to address the stockholders if desired. That representative will also be available to respond to appropriate questions from stockholders.

Kronick Kalada Berdy & Co. audited the financial statements for fiscal year 1996.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the ratification of the appointment of Kronick Kalada Berdy & Co. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote, or a broker non-vote, has the same legal effect as a vote "Against" the matter.

The Board of Directors recommends that you vote "FOR" the ratification of the appointment of Kronick Kalada Berdy & Co. Unless otherwise directed therein, the proxies solicited hereby will be voted for the ratification of the appointment of Kronick Kalada Berdy & Co. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection of independent auditors.

       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
       ----------------------------------------------
Martin D. Cohn, who is the Secretary of the Company, is the President and a stockholder of the law firm of Laputka, Bayless, Ecker & Cohn, P.C. In fiscal year 1996, the Company paid Laputka, Bayless, Ecker & Cohn, P.C. the sum of $94,296 for legal services rendered to the Company.

            SECTION 16(a) OF THE EXCHANGE ACT
            ---------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Company, and persons who own more than ten percent of Company Stock, file reports of ownership and changes in ownership with the SEC as to shares of Company Stock beneficially owned by them. Based solely on its review of copies of such reports received by it, the Company believes that during fiscal year ended March 31, 1996, all such filing requirements were complied with in a timely fashion.

                 1997 STOCKHOLDER PROPOSALS
                 --------------------------

Stockholder proposals for the 1997 Annual Meeting of Stockholders must be submitted in writing and received by the Administrative Assistant to the President/CEO at EMCEE Broadcast Products, Inc., P.O. Box 68, White Haven, PA 18661-0068, no later than April 1, 1997, in order to be eligible for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting.

                      OTHER BUSINESS
                      --------------

The Board of Directors knows of no other matters which will be brought before the Annual Meeting of Stockholders. If, however, any other matter shall properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote thereon in accordance with their discretion and best judgment.


                      BY ORDER OF THE BOARD OF DIRECTORS



                      Martin D. Cohn, Secretary



THE COMPANY FILES A FORM 10-KSB REPORT ANNUALLY WITH THE SEC. THE FORM 10-KSB REPORT FOR FISCAL YEAR 1996 IS AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT P.O. BOX 68, WHITE HAVEN, PENNSYLVANIA 18661-0068, ATTENTION: ADMINISTRATIVE ASSISTANT TO THE PRESIDENT/CEO.

                         APPENDIX "A"
                  EMCEE BROADCAST PRODUCTS, INC.
                  ------------------------------
                  NONSTATUTORY STOCK OPTION PLAN
                  ------------------------------

THIS NONSTATUTORY STOCK OPTION PLAN (the "PLAN"), approved by the affirmative vote of a majority of the stockholders of EMCEE Broadcast Products, Inc. (the "COMPANY"), a Delaware corporation, present in person or represented by proxy, at the 1996 Annual Meeting of Stockholders on August 26, 1996 (the "EFFECTIVE DATE"), in accordance with the applicable laws of the State of Delaware.
                      ARTICLE I - DEFINITIONS

1.1The following is a list which sets forth the meaning of certain terms used in this Plan which are not elsewhere defined herein:
1.1.1"Administering Body" shall mean the Board or the Committee. 1.1.2"Board" shall mean the Board of Directors of the Company. 1.1.3"Code" shall mean the Internal Revenue Code of 1986, as amended.
1.1.4"Committee" shall mean the Stock Option Committee of the Board or such other committee of the Board, duly established and constituted by the Board from time to time by resolution. 1.1.5"Company Stock" shall mean the common stock of the Company. 1.1.6"Date of Grant" shall mean the date on which the Administering Body, by resolution, grants an Option to an Optionee.
1.1.7"Fair Market Value" shall mean the average of the highest and lowest prices per share of Company Stock on the NASDAQ National Market or on such other market or exchange on which the Company Stock is then traded, as reported in the Wall Street Journal or such other journal or reporting service as the Administering Body shall from time to time deem reliable; in the absence of such a report on the Date of Grant in question, the first preceding day on which there was such a report shall be used.
1.1.8"1934 Act" shall mean the Securities Exchange Act of 1934. 1.1.9"Non-Employee Director" shall have the meaning ascribed to it in Rule 16b-3 under the 1934 Act.
1.1.10 "Option" shall mean an option to purchase Company Stock pursuant to the provisions of this Plan.
1.1.11 "Optionee" shall mean a person to whom an Option, which has not expired or been terminated, has been granted under the provisions of this Plan.
1.1.12 "Stock Option Agreement" shall mean a written instrument approved by the Administering Body from time to time, setting forth the terms and conditions under which an Optionee has been granted an Option.
1.1.13 "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424 of the Code.

1.1.14 "Termination Date" shall mean August 25, 2006, at 5:00
P.M.

           ARTICLE II - PLAN FORMATION; ELIGIBLE PARTICIPANTS

2.1This Plan shall be known as the "1996 EMCEE Broadcast Products Stock Option Plan".
2.2Any director, officer or key management employee of the Company or any Subsidiary shall be eligible to become an Optionee.
2.3The purpose of this Plan is to advance the interests of the Company and its shareholders by affording chosen directors, officers and key management employees of the Company and its Subsidiaries the opportunity to become owners, or to increase their ownership of, Company Stock, and to motivate and retain such individuals, upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends, as well as to attract highly competent individuals to such positions.
2.4The Options are not "incentive stock options" within the meaning of Section 422 of the Code.
2.5This Plan is intended to be a plan, the transactions of which, as to directors and officers, shall be exempt from Section 16
(b) of the 1934 Act, pursuant to Rule 16b-3 under the 1934 Act. 2.6This Plan shall begin and take effect on the Effective Date and shall end and terminate on and as of the Termination Date.

                ARTICLE III - PLAN ADMINISTRATION

3.1This Plan shall be administered by the Administering Body. If the Administering Body is the Committee, it shall report all action taken by it to the Board. If the Administering Body is the Committee, all members thereof must be Non-Employee Directors. 3.2Subject to the provisions of this Plan, the Administering Body shall have full and final authority, in its discretion, to take any and all actions and to make any and all determinations deemed necessary or advisable for the proper administration of this Plan, for which all such actions and determinations shall be conclusively binding for all purposes and upon all persons and entities, including, but not limited to:
3.2.1determining and choosing who will be Optionees; 3.2.2determining the time or times at which Options shall be granted;
3.2.3determining the number of shares of Company Stock which shall be subject to each Option;
3.2.4construing and interpreting this Plan; and 3.2.5determining the terms and conditions of Stock Option Agreements, which need not be identical, including, but not limited to, terms covering the payment of the "Option Price" (defined hereinafter).

3.3In determining and choosing who will be an Optionee, as well as the number of shares of Company Stock covered by an Option granted to each such Optionee, the Administering Body shall consider such individual's position and responsibilities, the nature and value to the Company or its Subsidiary of such individual's services, such individual's present and/or potential contribution to the success of the Company or a Subsidiary and such other performance and contribution factors applicable to such individual as the Administering Body may deem relevant.

          ARTICLE IV - COMPANY STOCK SUBJECT TO OPTIONS;
                   OPTION PRICE; ANTIDILUTION

4.1Subject to Section 4.5 hereof, the aggregate number of shares of Company Stock available for Options granted pursuant to this Plan shall not exceed one hundred thousand (100,000).
4.2In the event of a forfeiture or rejection of an Option, or in the event any Stock Option Agreement or Option shall terminate or expire for any reason or be surrendered without having been fully exercised, then, in any such event, the shares of Company Stock subject thereto which were not purchased by the Optionee shall again become available for Options to be granted subsequently under this Plan.
4.3The Company Stock to be issued pursuant to the exercise of any Option shall be registered under applicable federal and state securities laws at or prior to the date on which the Option may be exercised by the Optionee, and may come from authorized but unissued shares or treasury stock.
4.4The price per share of Company Stock for which Options may be granted hereunder (the "OPTION PRICE") shall be the Fair Market Value thereof on the Date of Grant. If the Company Stock is at any time traded on more than one market or exchange, the Administering Body shall exercise its discretion in determining which such market or exchange shall be used in determining Fair Market Value.
4.5Subject to the provisions of Article VI hereof, in order to prevent the enlargement or dilution of rights, in the event that the outstanding shares of Company Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, whether by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split, stock dividend, subdivision, reverse split or otherwise, the Administering Body shall, on the basis of a determination made by the Company's independent auditors, which determination shall be binding on the Company, its Subsidiaries and all Optionees, proportionately adjust the aggregate number and/or kind of shares available hereunder for Options as well as the rights under outstanding Options granted hereunder, both as to the number of shares and the Option Price.

         ARTICLE V - GENERAL TERMS AND CONDITIONS OF OPTIONS

5.1Each Option granted under this Plan shall be evidenced by a Stock Option Agreement, which will incorporate by reference all of the provisions of this Plan, and which must be duly executed by the Company and the Optionee. The date of each Stock Option Agreement shall be the Date of Grant of the Option therefor, irrespective of the date of execution thereof. The Administering Body shall have the discretion to cause a forfeiture of the grant of any Option if the Optionee has not executed and delivered the Stock Option Agreement by a date certain specified by the Administering Body, which shall in no event be less than seven
(7) calendar days from the date the Stock Option Agreement is delivered to the Optionee for execution.
5.2The Expiration Date of each Option shall be fixed by the Administering Body, but such expiration date shall not exceed ten
(10) years from the Date of Grant. Provided that the Date of Grant of an Option shall precede the Termination Date, the expiration date thereof may be subsequent to the Termination Date.
5.3Notwithstanding any possible contrary interpretation of any provision set forth in this Plan or any Stock Option Agreement, neither this Plan nor any Stock Option Agreement shall entitle an Optionee to any of the rights of a stockholder of the Company. No Optionee shall have any such rights unless and until duly authorized certificates evidencing the shares of Company Stock purchased are delivered to the Optionee.
5.4An Option may be exercised all at one time or in part from time to time, at the discretion of the Optionee, during the term thereof; provided, however, that each Stock Option Agreement shall provide that no Optionee may exercise an Option, in whole or in part, until at least two (2) years have expired from the Date of Grant; and provided further that no partial exercise of an Option may be for less than one hundred (100) shares of Company Stock or, if less are available, the number of shares remaining available thereunder.
5.5Subject to the expiration date thereof and the provisions of this Plan, each Option shall be exercisable during the Optionee's lifetime only by the Optionee. No Option shall be transferable or assignable by an Optionee other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. Except as expressly permitted herein, an Option shall terminate and become null and void if it or the Stock Option Agreement therefor is transferred, assigned, pledged or hypothecated in any way or becomes subject to any security interest, lien or other encumbrance, or to levy, execution, attachment or similar process.

5.6Upon termination of an Optionee's employment with the Company or its Subsidiary, or the date on which he ceases to be a director, as the case may be, the Optionee's rights and privileges with respect to an Option granted to him pursuant to this Plan shall be limited in the manner set forth in his Stock Option Agreement or, if not specified therein, to the shares of Company Stock subject to an Option or Options which were exercisable by him on the date of such termination or cessation, with such Option rights and privileges to expire and the Stock Option Agreement(s) therefor to terminate in thirty (30) calendar days from such date.
5.7If an Optionee shall die while all or any part of an Option granted to him under this Plan remains outstanding, then, notwithstanding Section 5.5 hereof, such Optionee's personal representative shall have one hundred eighty (180) calendar days from the date of the Optionee's death to exercise such Option, to the extent it is exercisable during such time, after which such Option shall expire and the Stock Option Agreement therefor shall terminate.

                 ARTICLE VI - FUNDAMENTAL CHANGES

6.1Notwithstanding any other provision contained in this Plan or in any Stock Option Agreement, in the event the Company resolves to (1) consolidate or merge with or into another corporation, (2) accept an offer to purchase thirty (30%) percent or more of the then issued and outstanding Company Stock, (3) sell all or substantially all of its assets, or (4) voluntarily or involuntarily dissolve or liquidate, then, in any such event, the Administering Body may terminate all Options then outstanding in whole or in part and the Stock Option Agreements therefor after having given thirty (30) days advance written notice to each Optionee, during which time each such Optionee shall have the right to exercise, to the extent then exercisable, his Option or Options in accordance with this Plan and his Stock Option Agreement(s).

               ARTICLE VII - TERMINATION; AMENDMENT
7.1Except as otherwise required by applicable law, the Board may at any time, upon recommendation of the Committee, if the Committee is then the Administering Body, but otherwise in its sole discretion, terminate and in any respect amend this Plan; provided, however, that no such action without approval of the majority of the stockholders of the Company may increase the cost of this Plan to the Company or alter the allocation of the benefits hereunder; and provided further, however, that no termination, except as provided in Article VI hereof, or amendment of this Plan shall in any manner affect any Option granted under this Plan which is then outstanding, without the consent of the Optionee.

               ARTICLE VIII - MISCELLANEOUS

8.1Nothing in this Plan or in any Stock Option Agreement shall confer upon any Optionee the right to continue in the Company's or any Subsidiary's employ, or to continue to be engaged as a director thereof, as the case may be.
8.2The adoption of this Plan shall not affect any other stock option, incentive or other compensation plan of the Company or any Subsidiary, nor shall this Plan preclude the Company or any Subsidiary from establishing any such plan for its directors, officers or employees in the future.
8.3This Plan shall be binding upon the Company and its successors and assigns and, subject to the restrictions and limitations contained in Sections 5.5 -- 5.7 hereof, inclusive, each Optionee and his heirs, personal representatives and assigns. The Company shall provide each Optionee with a copy of this Plan at the time the Optionee's Stock Option Agreement is delivered to him for execution, and each such Optionee shall be deemed to have accepted and agreed to each of the provisions of this Plan by virtue of his execution of such Stock Option Agreement.
8.4Any conflicts or inconsistencies between this Plan and any Stock Option Agreement shall be resolved in favor of this Plan. 8.5Whenever used herein nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.
8.6The Article titles set forth in this Plan are inserted for convenience and reference only and shall not be considered to constitute a part of this Plan or limit, expand or change any of the provisions of this Plan.

(APPENDIX "B" - Proxy Card)

PROXY

EMCEE Broadcast Products, Inc.
P.O. Box 68
White Haven, PA 18661

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints James L. DeStefano and Martin D. Cohn as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of EMCEE Broadcast Products, Inc. held on record by the undersigned on July 15, 1996, at the Annual Meeting of Shareholders to be held on August 26, 1996, or any adjournments thereof.

1.  Election of Directors  FOR all nominees below   Withhold
                          (except as marked to      Authority
                           the contrary below)      to vote for
                                                    all nominees
                                                    listed
                                                    below

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name as shown below.)

James L. DeStefano, Joe B. Hassoun, Michael J. Leib, Richard J.
Nardone, Evagelia R. Rogiokos, Leonard S. Teven

2. Proposal to amend the Corporation's Certificate of Incorporation by deleting Article "TWELFTH" therefrom.

FOR          AGAINST         ABSTAIN

3.  Proposal to adopt the 1996 EMCEE Broadcast Products Stock
Option Plan.

FOR          AGAINST        ABSTAIN

4. Proposal to ratify the appointment of Kronick Kalada Berdy and Company as the independent auditors of the corporation.

FOR          AGAINST        ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3 and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                  ------------------------
                                  Signature


DATED:             , 1996
      --------------------
PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

                                 -------------------------
                                 Signature if held jointly